Exhibit 99.1

U.S. GoldMining Commences Drilling at the Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – June 27, 2024 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce that it has commenced drilling at its 100% owned Whistler Gold-Copper Project (the “Whistler Project” or “Project”) for the 2024 field season in Alaska. The program is focused on confirmatory infill and step-out drilling within the Whistler and Raintree West deposits at the Project.

The Whistler Project comprises four distinct mineral deposits: Whistler, Raintree West Pit, Raintree West Underground, and Island Mountain. Its current combined mineral resource estimate includes 2.99 million gold equivalent (“AuEq”) ounces in the indicated category and 6.45 million AuEq ounces in the inferred category (refer to Table 1 for further information, including the grades that support the AuEq amounts).

2024 Exploration Drilling Program Commenced

●	Confirmatory infill drilling has commenced at the Raintree West deposit with the aim to advance the geological model and test the deposit beyond its currently known mineral extents.

●	Drilling is also planned for the Whistler deposit with the aim of further delineating and extending areas of high-grade mineralization, building upon the success of the 2023 drilling program which returned the longest drill intercept of consistent mineralization ever recorded at the project:

○	WH23-03 intersected 547.15 meters at 1.06 grams per tonne (g/t) AuEq, comprised of 0.77 g/t gold (Au), 0.17% copper (Cu) and 1.55 g/t silver (Ag), from 53.0 meters depth to end of hole at 600.15 meters (see U.S. GoldMining news release dated January 16, 2024, for further information).

●	Surface exploration activities are expected to test drill targets within the broader Whistler Orbit, a classic ‘porphyry cluster’ with potential to discover additional mineralized intrusive centers.

Tim Smith, Chief Executive Officer, commented: “With a robust balance sheet including more than US$10 million in cash and no debt1, we have more than adequate financial flexibility to launch a drilling program as part of our exciting exploration campaign that will explore multiple targets across our large regional land package. With our established field camp, drilling and other equipment already on-site and an experienced field team returning in 2024, we have been able to achieve the start to drilling this year almost two full months earlier than 2023. This jumpstart will allow us to capitalize on the best part of the summer to focus on drill production at the existing Whistler and Raintree West gold-copper deposits, with the opportunity for extended exploration activities into the fall, pending results. I want to commend our field teams for safely achieving startup of drilling ahead of schedule. We look forward to providing updates shortly on progress and results from our 2024 exploration program throughout the upcoming season”

2024 Drilling Program Details

As reported on May 22, 2024, the Company mobilized field teams, including our Alaskan drilling contractor, to the Project to re-establish camp and complete maintenance on drilling and mobile equipment and access trails. This has allowed us to commence diamond core drilling approximately one week ahead of schedule and provide our team with almost two additional months of field time as compared to last season.

The first hole is underway at the Raintree West deposit (see Figure 1). The initial confirmatory infill drill holes at Raintree West will aim to elucidate the geological model and to also provide the potential to expand the existing pit constrained gold-copper mineral resource.

1 Cash position as at March 31, 2024

Figure 1: The Whistler-Raintree area, also referred to as the ‘Whistler Orbit’, in the northern part of the Project (see inset map top right) which comprises 53,700 acres contiguous State of Alaska mining claims. Large gold-colored stars indicate the location of existing mineral resource estimates: the Whistler and Raintree West deposits. The smaller black stars indicate prospective porphyry gold-copper exploration targets.

Table 1: Consolidated Project mineral resource estimate (at $10.50/t cut-off value for Whistler, Raintree West, and Island Mountain deposits; $25/t cut-off for Raintree - Underground)

	Cut-off	Million	Grade				Contained Metal
Classification	Value (US$/t)	Tonne (Mt)	Gold g/t	Silver g/t	Copper %	AuEq(1) g/t	Gold Moz	Silver Moz	Copper Mlbs	AuEq(1) Moz
Indicated	10.50	118.2	0.51	2.19	0.16	0.79	1.94	8.33	422.0	2.99
Inferred	10.50	317.0	0.46	1.58	0.10	0.63	4.67	16.06	711.0	6.45

(1)	AuEq was calculated based on the following equation: below 10 g/t Ag: AuEq = Au + Cu * 1.5733 + 0.0108 Ag, and above 10 g/t Ag: AuEq=Au + Cu * 1.5733.

(2)	The estimation of indicated mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable mineral reserves, and therefore investors are cautioned not to assume that all or any part of indicated mineral resources will ever be converted into mineral reserves. The estimation of inferred mineral resources involves greater uncertainty as to their existence and economic viability than the estimation of other categories of mineral resources.

Please refer to the “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sec.gov, and technical report titled “NI 43-101 Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sedarplus.ca, for further information regarding the Whistler Project and the mineral resource estimate referred to herein.

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers). GoldMining Inc. (GOLD:TSX) owns 9.88 million shares of U.S. GoldMining Inc. or approximately 80% of basic shares outstanding.

Visit www.usgoldmining.us for more information, including high resolution figures and to view the Company’s VRIFY presentation which displays 3D drill assays and resource models.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding its planned work program, the Whistler Project and the potential to expand areas of known mineralization at the project. Words such as “expects”, “plans”, “estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve risks and uncertainties. Such risks and other factors include, among others, actual results of exploration activities may not confirm existing expectations, risks inherent in mining exploration activities, risks associated with labor disputes, shortages of equipment or personnel, permitting issues, adverse weather conditions and uncertainties resulting from delays or changes in plans with respect to project or capital expenditures and the other risk factors set forth in the Company’s public filings, including its most recent Annual Report on Form 10-K, available under the Company’s profiles at www.sec.gov and www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Forward-looking statements contained in this news release are made as of the date hereof, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.